At RFMD®                                                                                     At the Financial Relations Board
Dean Priddy                          Doug DeLieto                                  Joe Calabrese
CFO                                     VP, Investor Relations                      212-827-3772
336-678-7975                      336-678-7968

FOR IMMEDIATE RELEASE
JULY 24, 2007

RFMD® ACHIEVES HIGH-END OF EARNINGS GUIDANCE AND GUIDES
TO STRONG SEQUENTIAL REVENUE GROWTH

RFMD Capitalizing On Trends In Handsets And Multi-Market Opportunities

Business Highlights:

•         June 2007 Quarterly Revenue Totaled $211.6 Million

•         June 2007 Quarterly GAAP Diluted Earnings Per Share Equaled $0.11, Including GAAP Income Tax Benefit
    Of $22.4 Million

•         June 2007 Quarterly Non-GAAP Diluted Earnings Per Share Equaled $0.04

•         June 2007 Quarterly Sales Of WCDMA, EDGE And WLAN Front Ends Grew Sequentially

•         RFMD Commences Volume Production Of POLARIS™ 3

•         RFMD GPS Architecture Selected By Leading Handset Manufacturer

•         September 2007 Quarterly Revenue Is Expected To Be In The Range Of $230 Million To $245 Million

•         September 2007 Quarterly EPS Is Expected To Be Approximately $0.02 To $0.03 On GAAP Basis and
    Approximately $0.06 To $0.07 On Non-GAAP Basis

GREENSBORO, N.C., July 24, 2007 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, today reported financial results for its fiscal 2008 first quarter ended June 30, 2007.  Quarterly revenue declined approximately 11.2% year-over-year and declined approximately 17.8% sequentially to $211.6 million.  Operating loss totaled $1.8 million on a GAAP basis, and operating income totaled $2.3 million on a non-GAAP basis.  Consistent with guidance provided on April 24, 2007, RFMD's June 2007 quarterly results reflected weakness at a large handset customer, offset partially by strength at other leading handset customers.

Business Unit Comments

Cellular

•         RFMD commenced production of its POLARIS™ 3 RF solution and expects customer shipments will commence in the September 2007 quarter

•         RFMD signed a strategic supply agreement with a top-five handset manufacturer and anticipates revenue at this customer will commence sequential growth beginning in the September 2007 quarter

•         RFMD enjoyed approximately 30% sequential revenue growth in WCDMA in the June 2007 quarter

•         RFMD is currently booked for greater than 50% sequential growth in WCDMA revenue in the September
    2007 quarter

Wireless Connectivity

•         RFMD's GPS architecture was selected by a leading handset manufacturer

•         RFMD commenced shipments of wireless LAN front ends to a new customer in cellular handsets

•         RFMD won a new 802.11n wireless LAN design at a leading manufacturer of wireless broadband routers

•         RFMD grew greater than 50% in wireless LAN front end revenue in the June 2007 quarter and is currently booked for greater than 50% sequential growth in wireless LAN front end revenue in the September 2007 quarter

Infrastructure

•         RFMD commenced shipments of its high-power, wide-bandwidth RF3822 gallium nitride (GaN) PowerIC to a top-tier military supplier

•         RFMD won a new GaN design for a high-power S-band military radar application and currently expects shipments will begin in calendar year 2008

•         RFMD released the RF386x family of GaAs pHEMT multi-market low noise amplifiers (LNAs) and commenced shipments to multiple base station OEMs

•         RFMD anticipates additional customer orders for its GaN technology related to military communications, general purpose amplifiers, radar and military jammers in the September 2007 quarter

GAAP and non-GAAP financial measures are presented in the tables below, and non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS
(in millions, except percentages and per share data)	Q1 Fiscal 2008	Q4 Fiscal 2007	% Change vs. Q4 2007	Q1 Fiscal 2007	% Change vs. Q1 2007

Revenue	$211.6	$257.3	(17.8)%	$238.3	(11.2)%
Gross Margin	31.5%	35.2%	(3.7) ppt	33.4%	(1.9) ppt
Operating (Loss) Income	$(1.8)	$21.4	(108.2)%	$14.0	(112.5)%
Net Income	$25.3	$30.1	(16.0)%	$13.9	81.7%
Diluted EPS	$0.11	$0.14	(16.1)%	$0.07	72.1%

NON-GAAP RESULTS
(excluding share-based compensation, amortization, discontinuation of WLAN chipset development efforts, impairment charge, start-up costs, gain on sale of substantially all Bluetooth® assets, restructuring charges related to sale of Bluetooth® assets, valuation allowance adjustment for taxes and the tax effect on certain non-GAAP adjustments)

(in millions, except percentages and per share data)	Q1 Fiscal 2008	Q4 Fiscal 2007	% Change vs. Q4 2007	Q1 Fiscal 2007	% Change vs. Q1 2007

Gross Margin	31.9%	35.7%	(3.8) ppt	34.4%	(2.5) ppt
Operating Income	$2.3	$25.7	(91.2)%	$20.0	(88.7)%
Net Income	$8.3	$29.2	(71.6)%	$19.9	(58.5)%
Diluted EPS	$0.04	$0.13	(70.2)%	$0.09	(57.7)%

Financial Guidance And Business Outlook

In the September 2007 quarter, RFMD anticipates revenue growth driven by handsets and multi-market products.  In handsets, the Company expects to grow its market share and increase its dollar content per handset through sales of cellular front ends, complementary cellular components and complete RF solutions, including its POLARIS 2 and POLARIS 3 RF solutions.  The Company also expects to increase sales of multi-market products, such as WLAN front ends, GaN devices and pHEMT switches, which expand the Company's total addressable market and are expected to increase the Company's average gross margin.

•         Revenue in the September 2007 quarter is currently expected to be in the range of $230.0 million to $245.0 million, reflecting sequential growth of approximately 9% to 16%

•         Quarterly GAAP net income in the September 2007 quarter is currently expected to be in the range of $0.02 to $0.03 per diluted share

•         Quarterly non-GAAP net income in the September 2007 quarter is currently expected to be in the range of
    $0.06 to $0.07 per diluted share, excluding start-up costs related to the Company's Beijing expansion and estimated non-cash share-based compensation expense and non-cash amortization of intangibles of approximately $10.8 million in the aggregate

The methodology used by RFMD to estimate non-cash share-based compensation expense does not factor in items such as new grants, terminations or amounts that may be capitalized in inventory, and the methodology used to estimate intangible amortization assumes no additional intangible assets are recorded.  As a result, RFMD does not estimate the impact of non-cash share-based compensation expense on gross margin or operating expenses and will provide this information with its September 2007 quarterly results.  Accordingly, actual quarterly results may differ from these estimates, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RF Micro Devices, said, "In our primary market of cellular handsets, RFMD expects to increase share and grow dollar content as mobile devices increase in complexity and require additional high-performance RF content.  Beyond handsets, we anticipate high-margin, diversified revenue growth, driven by sales of GaN devices, wireless LAN front ends and a broadening portfolio of multi-market products.  Of note, we are experiencing favorable design activity related to our GPS products, and we anticipate our first high volume shipments to a leading handset OEM in calendar year 2009.

"During the June 2007 quarter, we experienced weakness at our second-largest customer, which negatively impacted our revenue performance.  While we have considerable design activity with this customer, our September quarterly revenue projections do not currently include their revenue growth.

"Our September guidance reflects overall strength in the handset market, combined with our leadership position in the industry's highest growth segments and customers.  In addition, we have commenced production of our POLARIS 3 RF solution and expect shipments to begin this quarter, which will expand our POLARIS customer base to include an additional top-tier handset manufacturer."

Dean Priddy, CFO and vice president, finance and administration, of RF Micro Devices, said, "The trends we are seeing in our end markets and the investments we are making to capitalize on these trends clearly lead to earnings leverage potential.  Specifically, the higher dollar content of 3G multimode handsets, the proliferation of WiFi in handsets and the emergence of GaN are all areas where RFMD has established leadership.  In the September quarter, for example, we project over 60 percent of our cellular revenue will come from our industry-leading WCDMA and EDGE products.  In addition, we are capitalizing on our strong balance sheet to streamline our supply chain and accelerate our diversification efforts, both of which bolster our earnings leverage potential."

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the Company's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross margin, (ii) non-GAAP operating income, (iii) non-GAAP net income, and (iv) non-GAAP net income per diluted share.  Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses that are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" table on page 8.

In managing the Company's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs.  In addition, the Company believes that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  The Company has chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in the Company's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of the Company's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The Company's rationale for using these non-GAAP financial measures, as well as their impact on the presentation of the Company's operations, are outlined below:

     Non-GAAP gross margin.  Non-GAAP gross margin excludes share-based compensation expense and amortization of intangible assets.  The Company believes that exclusion of these costs in presenting non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies.  The Company believes that the majority of its purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating the Company's business.  In this regard, the Company notes that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provide management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, the Company believes that presentation of non-GAAP gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of the Company's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within the Company's control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of the Company during the period in which the expense is incurred and generally is outside the control of management.  Moreover, the Company believes that the exclusion of share-based compensation expense in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to the Company's gross margins and other financial measures in comparison to both prior periods as well as to its competitors.

The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has little control over the timing and amount of the expenses in question.

     Non-GAAP operating income.  Non-GAAP operating income excludes share-based compensation expense, amortization of intangible assets, gain on sale of substantially all of our Bluetooth® assets and related restructuring charges, start-up costs, and adjustments associated with the discontinuation of our WLAN chipset development efforts.  The Company believes that presentation of a measure of operating income that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross margin.  The Company believes that the gain on sale of substantially all of our Bluetooth® assets and related restructuring charges, as well as the expenses and adjustments associated with the discontinuation of our WLAN chipset development efforts and start-up costs, do not constitute part of its ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

     Non-GAAP net income and non-GAAP net income per diluted share.  Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, gain on sale of substantially all of our Bluetooth® assets and related restructuring charges, start-up costs, adjustments associated with the discontinuation of our WLAN chipset development efforts and an investment impairment, and also reflect an adjustment of income tax expense associated with the exclusion of certain of these non-GAAP adjustments and a reversal of our tax valuation allowance.  The Company believes that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.  The Company believes disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

     Limitations of non-GAAP financial measures.  The primary material limitations associated with the use of non-GAAP gross margin, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share as compared to the most directly comparable GAAP financial measures of gross margin, operating income, net income and net income per diluted share is (i) they may not be comparable to similarly titled measures used by other companies in the Company's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  The Company compensates for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross margin, operating income, net income and net income per diluted share.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investor Info). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11093073.

About RFMD:

RF Micro Devices, Inc. (NASDAQ: RFMD) is a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications. RFMD's power amplifiers, transmit modules, cellular transceivers and system-on-chip (SoC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile handsets, cellular base stations, wireless local area networks (WLANs) and global positioning systems (GPS). Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier enabling the world's leading mobile device manufacturers to deliver advanced wireless capabilities that satisfy current and future market demands.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and POLARIS™ TOTAL RADIO™ are trademarks of RFMD, LLC.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

Tables To Follow

 RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2007	2006

Total revenue	$211,599	$238,335

Costs and expenses:
Cost of goods sold	144,901	158,679
Research and development	47,688	43,885
Marketing and selling	12,230	13,410
General and administrative	7,776	8,262
Other operating expense	759	67

Total costs and expenses	213,354	224,303

Operating (loss) income	(1,755)	14,032

Other income	6,069	951

Income before income taxes	4,314	14,983
Income tax benefit (expense)	21,002	(1,049)

Net income	$25,316	$13,934

Net income per share, diluted	$0.11	$0.07
Weighted average outstanding diluted shares	227,504	225,706

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	July 1,
	2007	2007	2006

GAAP operating (loss) income	$(1,755)	$21,435	$14,032
Share-based compensation expense	2,791	3,088	5,466
Amortization of intangible assets	461	567	473
Gain on sale of Bluetooth® assets	-	(67)	-
Restructuring charges related to sale of Bluetooth® assets	329	668	-
Start-up costs	430	-	-
Discontinuation of WLAN chipset development efforts	-	26	67
Non-GAAP operating income	2,256	25,717	20,038

GAAP net income	25,316	30,133	13,934
Impairment of investment	671	94	-
Share-based compensation expense	2,791	3,088	5,466
Amortization of intangible assets	461	567	473
Gain on sale of Bluetooth® assets	-	(67)	-
Restructuring charges related to sale of Bluetooth® assets	329	668	-
Start-up costs	430	-	-
Tax effect on certain Non-GAAP adjustments	-	(5,316)	-
Valuation allowance adjustment	(21,722)	-	-
Discontinuation of WLAN chipset development efforts	-	26	67

Non-GAAP net income	8,276	29,193	19,940
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	669	1,015	1,049
Non-GAAP net income plus assumed conversion of notes-Numerator for diluted income per share	$8,945	$30,208	$20,989

GAAP weighted average outstanding diluted shares	227,504	228,937	225,706
Adjustments:
Diluted stock options	-	-	-
Assumed conversion of 1.50% convertible notes	-	-	-
Non-GAAP weighted average outstanding diluted shares	227,504	228,937	225,706

Non-GAAP net income per share, diluted	$0.04	$0.13	$0.09

GAAP gross margin percentage	31.5%	35.2%	33.4%
Adjustment for share-based compensation	0.2%	0.3%	0.9%
Adjustment for intangible amortization	0.2%	0.2%	0.1%
Non-GAAP gross margin percentage	31.9%	35.7%	34.4%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2007 (Unaudited)	March 31, 2007 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 290,819	$ 229,034
Short-term investments	393,217	89,678
Accounts receivable, net	85,596	102,307
Inventories	123,229	112,975
Other current assets	55,680	46,445
Total current assets	948,541	580,439

Property and equipment, net	372,662	373,455
Goodwill	107,842	114,897
Long-term investments	822	617
Intangible assets, net	8,025	8,486
Other assets	39,946	11,740
Total assets	$ 1,477,838	$ 1,089,634

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 91,266	$ 108,929
Current portion - long-term debt	4,232	4,151
Other short-term liabilities, net	93	136
Total current liabilities	95,591	113,216

Long-term debt, net	617,901	245,709
Other long-term liabilities	8,009	11,042
Total liabilities	721,501	369,967

Shareholders' equity:
Total shareholders' equity	756,337	719,667

Total liabilities and shareholders' equity	$ 1,477,838	$ 1,089,634